Exhibit 10.16.1

THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

Third Amendment (this “Amendment”) dated as of January 30, 2018 to the Executive Employment Agreement (the “Agreement”) dated October 13, 2015, as amended, by and between Checkpoint Therapeutics, Inc. (the “Company” or “Checkpoint”) and James F. Oliviero III (“Oliviero”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

WHEREAS, on October 13, 2015, Oliviero received a grant of 1,000,000 restricted shares of Checkpoint common stock, $0.0001 par value (the “Shares”);

WHEREAS, on September 27, 2016, Oliviero and the Company entered into a first amendment to the Agreement, effective as of such date, to amend the vesting schedule of the Shares;

WHEREAS, on December 15, 2016, Oliviero and the Company agreed to further amend the vesting schedule of the Shares in the Agreement;

WHEREAS, the Company believes that it is in its best interest to further amend the vesting schedule in the Agreement; and

WHEREAS, the Company and Oliviero have agreed to amend the Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Amendments.

Section 3.4.3 of the Agreement, as amended, with regard to the Shares shall be amended by deleting the following vesting schedule:

Vesting Date	Number of Shares Vested
The earlier to occur of: (A) July 1, 2018 or (B) the termination of Executive’s (as defined in the Employment Agreement) employment as a result of his death or Disability (as defined in the Employment Agreement)	166,667
October 13, 2018	83,333
October 13, 2019	83,333

The later to occur of: (A) the Company’s achievement of a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $250,000,000 or (B) April 1, 2018, provided, however, that should Executive’s (as defined in the Employment Agreement) employment with the Company terminate as a result of his death or Disability (as defined in the Employment Agreement) and prior to such termination or within four months of such termination (as provided by Section 4.5.4(iii)), any Market Capitalization milestone is achieved, the respective Shares for such achieved Market Capitalization milestone(s) shall immediately vest and become non-forfeitable.	111,111
The later to occur of: (A) the Company’s achievement of a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $500,000,000 or (B) April 1, 2018, provided, however, that should Executive’s (as defined in the Employment Agreement) employment with the Company terminate as a result of his death or Disability (as defined in the Employment Agreement) and prior to such termination or within four months of such termination (as provided by Section 4.5.4(iii)), any Market Capitalization milestone is achieved, the respective Shares for such achieved Market Capitalization milestone(s) shall immediately vest and become non-forfeitable.	111,111

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The later to occur of: (A) the Company’s achievement of a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $750,000,000 or (B) April 1, 2018, provided, however, that should Executive’s (as defined in the Employment Agreement) employment with the Company terminate as a result of his death or Disability (as defined in the Employment Agreement) and prior to such termination or within four months of such termination (as provided by Section 4.5.4(iii)), any Market Capitalization milestone is achieved, the respective Shares for such achieved Market Capitalization milestone(s) shall immediately vest and become non-forfeitable.	111,111
The earlier to occur of: (A) the Company’s first Corporate Development Transaction (as defined in the Employment Agreement) or (B) the first FDA approval of a Company product or medical device	166,667
The earlier to occur of: (A) the Company’s second Corporate Development Transaction (as defined in the Employment Agreement) or (B) a second FDA approval of a Company product or medical device	166,667

and inserting the following vesting schedule:

Vesting Date	Number of Shares Vested
The earlier to occur of: (A) October 13, 2019 or (B) the termination of Executive’s (as defined in the Employment Agreement) employment as a result of his death or Disability (as defined in the Employment Agreement)	361,111
October 13, 2019	83,333

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The later to occur of: (A) the Company’s achievement of a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $500,000,000 or (B) April 1, 2019, provided, however, that should Executive’s (as defined in the Employment Agreement) employment with the Company terminate as a result of his death or Disability (as defined in the Employment Agreement) and prior to such termination or within four months of such termination (as provided by Section 4.5.4(iii)), any Market Capitalization milestone is achieved, the respective Shares for such achieved Market Capitalization milestone(s) shall immediately vest and become non-forfeitable.	111,111
The later to occur of: (A) the Company’s achievement of a fully-diluted Market Capitalization (as defined in the Employment Agreement) of $750,000,000 or (B) April 1, 2019, provided, however, that should Executive’s (as defined in the Employment Agreement) employment with the Company terminate as a result of his death or Disability (as defined in the Employment Agreement) and prior to such termination or within four months of such termination (as provided by Section 4.5.4(iii)), any Market Capitalization milestone is achieved, the respective Shares for such achieved Market Capitalization milestone(s) shall immediately vest and become non-forfeitable.	111,111
The earlier to occur of: (A) the Company’s first Corporate Development Transaction (as defined in the Employment Agreement) or (B) the first FDA approval of a Company product or medical device	166,667
The earlier to occur of: (A) the Company’s second Corporate Development Transaction (as defined in the Employment Agreement) or (B) a second FDA approval of a Company product or medical device	166,667

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2.	Effect on the Agreement.

(a)        Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement” “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby.

(b)       Except as expressly amended, the Agreement and all other documents and agreements executed and/or delivered in connection therewith, shall remain in full force and effect.

3.       Governing Law.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

4.       Counterparts.

This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Checkpoint Therapeutics, Inc. and James F. Oliviero III have executed this Amendment to the Executive Employment Agreement as of the date first written above.

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ Michael S. Weiss
Michael S. Weiss
Chairman of the Board of Directors

/s/ James F. Oliviero III
James F. Oliviero III

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